EXHIBIT 10.7

SECOND AMENDMENT TO LOAN AGREEMENT

AND TO OTHER LOAN DOCUMENTS

THIS SECOND AMENDMENT TO LOAN AGREEMENT AND TO OTHER LOAN DOCUMENTS (this “Second Amendment”) dated as of March 28, 2002, is entered into by and between WILLIAM L YON HOMES, INC., a California corporation (the “Borrower”) and RFC CONSTRUCTION FUNDING CORP ., a Delaware corporation (the “Lender”).

RECITALS

A.    Lender, as assignee of Residential Funding Corporation, a Delaware corporation, has agreed to make a loan to Borrower, in the original principal amount of up to Seventy-Five Million Dollars ($75,000,000) (the “Loan”) pursuant to the terms of the Loan Agreement dated as of September 25, 2000, as amended by a First Amendment to Loan Agreement dated as of July 13, 2001 (as the same may be amended or otherwise modified from time to time, the “Loan Agreement”), and in connection therewith Borrower has made, executed and delivered to Lender that certain Promissory Note dated September 25,2000 (as the same may be restated, renewed, amended or otherwise modified from time to time, the “Original Note”) payable to the order of the Lender in the original principal amount of Seventy-Five Million Dollars ($75,000,000).

B.    The Borrower has requested that the Lender amend the Loan Agreement to (i) increase the Loan Amount from $75,000,000 to $100,000,000, (ii) extend the Approval Period Termination Date from September 24, 2002 to September 24, 2004, (iii) extend the Maturity Date from September 25,2004 to September 24,2006, (iv) clarify that the commitment fee related to the Davenport project is payable under Section 2.4 of the Loan Agreement, and (v) make certain other amendments to the Loan Agreement and the other Loan Documents.

C.    As a condition to granting the Borrower’s requests, the Lender has required the execution and delivery of this Second Amendment by the Borrower.

D.    Unless otherwise defined herein, capitalized terms used herein shall have the meanings given those terms in Loan Agreement.

AGREEMENT

NOW THEREFORE, in consideration of the foregoing Recitals and the covenants and conditions, representations and warranties contained herein, the parties hereto agree as follows:

Section 1.    Recitals.  The Recitals hereinabove contained are true and correct and made a part of and incorporated into the Loan Agreement.

Section 2.    Amendments to Existing Definitions of the Loan Agreement.  Section 1.1 of the Loan Agreement is hereby amended by replacing the existing definitions of “Approval Period Termination Date”, “Commitment Fee”, “Independent Project Commitment Amount”, “Loan Amount”, “Maturity Date” and “Note” with the following amended definitions of “Approval Period Termination Date”, “Commitment Fee”, “Independent Project Commitment Amount”, “Loan Amount”, “Maturity Date” and “Note”:

“‘Approval Period Termination Date’ shall mean September 30 2004, as such date may be extended pursuant to the terms of Section 2.11.”

“‘Commitment Fee’ shall mean the fee the Borrower is required to pay to the Lender during the period from the date of this Loan Agreement through the Maturity Date, which fee shall be (i) for the period through and including March 31, 2002, an amount equal to one- half of one percent (.50%) per annum of Seventy-Five Million Dollars ($75,000,000), to be paid in quarterly installments as provided in Section 2.4, and (ii) for the period from and after April 1, 2002, an amount equal to one-half on one percent (.50%) per annum of One Hundred Million Dollars ($100,000,000), to be paid in quarterly installments as provided in Section 2.4; provided, however, to the extent that after April 1, 2002 the maximum amount of the Loan Amount is reduced by the Borrower to less than One Hundred Million Dollars ($100,000,000) in accordance with the provisions of Section 2.15, the Commitment Fee shall be payable on such reduced maximum amount of the Loan Amount from and after the date on which such reduction under Section 2.15 becomes effective.”

“‘Independent Project Commitment Amount’ shall mean, at any date of determination, the aggregate amount of outstanding loan commitments issued by the Lender (RFC Construction Funding Corp.) and/or Residential Funding Corporation to the Borrower or its Affiliates with respect to projects which are not cross-collateralized with the Projects and which are evidenced by promissory notes other than the Note, which “Independent Project Commitment Amount” shall (i) specifically include the loan commitment in the initial amount of $23,473,200 with respect to the project known as Sterling Glen at Ladera Ranch in Orange County, California, and the loan commitment in the initial amount of $20,644,320 with respect to the project known as Davenport at Ladera Ranch in Orange County, California, and (ii)

specifically not include that certain loan commitment in the initial amount of $12,566,362 issued by Residential Funding Corporation to the Borrower with respect to the acquisition and development project known as Sycamore Ranch located in Fallbrook, San Diego County, California. For purposes of this Agreement, the “Independent Project Commitment Amount” shall (i) automatically increase by the amount of any new loan commitment issued by the Lender (RFC Construction Funding Corp.) or Residential Funding Corporation to the Borrower or its Affiliates with respect to a project which is not cross-collateralized with the Projects and which is evidenced by a promissory note other than the Note, with such automatic increase to become effective on the date of issuance of such new loan commitment, and (ii) reduce by the amount of any reduction in the Independent Project Commitment Amount, with such reduction to become effective only upon delivery by the Lender (RFC Construction Funding Corp.) or Residential Funding Corporation to the Borrower or its applicable Affiliate of a written notice which serves to reduce a specific loan commitment by the amount specified in such written notice.”

“‘Loan Amount’ shall mean, at any date of determination, an amount equal to (a) One Hundred Million Dollars ($100,000,000), minus (b) the outstanding principal amount of the loans under the Independent Project Commitment Amount, subject to reduction pursuant to Section 2.15.”

“‘Maturity Date’ shall mean the first to occur of (i) September 24,2006 (as such date may be extended in writing by Lender and Borrower from time to time), or (ii) the date on which the Loan is required to be repaid pursuant to Section 8.2,”

“‘Note’ shall mean that certain Revolving Promissory Note dated as of the date of the Second Amendment to Loan Agreement and executed by Borrower, as maker, and made payable to the order of Lender, as holder, in the amount of One Hundred Million Dollars ($100,000,000) and maturing on the Maturity Date, to evidence the Loan, as such Revolving Promissory Note may be amended or otherwise modified from time to time, which Note has been issued in replacement of and substitution for, but not in payment of, that certain Revolving Promissory Note dated as of September 24, 2000 and executed by Borrower, as maker, and made payable to the order of the Lender, as holder, in the amount of Seventy-Five Million Dollars ($75,000,000),”

Section 3.    Addition of New Definitions to Loan Agreement.  Section 1.1 of the Loan Agreement is hereby amended by adding the following new definitions of “First Amendment to Loan Agreement”, “Second Amendment to Loan Agreement and to Other Loan Documents” and “Tangible Net Worth”:

“‘First Amendment to Loan Agreement’ means that certain First Amendment to Loan Agreement dated as of July 13,2001, between the Borrower and the Lender.”

“‘Second Amendment to Loan Agreement and to Other Loan Documents’ means that certain Second Amendment to Loan Agreement and to other Loan Documents dated as of March 28, 2002, between the Borrower and the Lender.”

“‘Tangible Net Worth’ means the difference between (a) the tangible assets of the Guarantor and its Subsidiaries (including the Borrower) on a consolidated basis as determined in accordance with GAAP, after deducting adequate reserves in each case where, in accordance with GAAP, a reserve is permitted, and (b) the Total Liabilities of the Guarantor and its Subsidiaries (including the Borrower) on a consolidated basis as determined in accordance with GAAP; provided, however, in no event shall there be included as tangible assets, patents, trademarks, tradenames, copyrights, licenses, goodwill, receivables from Affiliates, prepaid expenses, deposits, deferred loan costs or other deferred charges, or treasury stock or any securities or indebtedness of the Guarantor or its Subsidiaries (including the Borrower), or any other securities unless such securities are readily marketable on a public exchange in the United States of America.”

Section 4.    Amendment to Section 2.5(a) of the Loan Agreement.  Section 2.5(a) of the Loan Agreement is hereby amended in its entirety to read as follows:

“(a) [Intentionally Omitted].”

Section 5.    Amendment to Definition of “Applicable ABF Advance Rate” in Section 3.2(c)(2) of the Loan Agreement.  The definition of “Applicable ABF Advance Rate” in Section 3.2(c)(2) of the Loan Agreement is hereby amended in its entirety to read as follows:

““Applicable ABF Advance Rate” shall mean (i) with respect to a Unit in a Conventional Project, 80% of the Value of such Unit if such Unit is a Model Unit, a Spec Unit or a Sold Unit, or (ii) with respect to a Unit in a High Advance Rate Project, (A) 80% of the Value of such Unit if such Unit is a

Model Unit or Spec Unit, or (B) 85% of the Value of such Unit if such Unit is a Sold Unit.”

Section 6.    Amendment to Section 5.4 of the Loan Agreement.  Section 5.4 of the Loan Agreement is hereby amended in its entirety to read as follows:

“Section 5.4 Financial Covenants. Borrower shall cause the Guarantor to comply with each of the following financial covenants:

“(a)    Tangible Net Worth.  The Guarantor and its Subsidiaries (including the Borrower) shall maintain at all times a Tangible Net Worth equal to or in excess of the amount set forth below opposite the applicable period set forth below:

Applicable Period	Minimum Tangible Net Worth Amount

As of March 31,2001	$90,000,000

For each calendar quarter after March 31, 2001	The Required Tangible Net Worth Amount

As used in this Section 5.4, the “Required Tangible Net Worth Amount” for any given calendar quarter shall be an amount equal to the sum of the minimum Tangible Net Worth required under this Section 5.4 as of the immediately preceding calendar quarter plus fifty percent (50%) of the Net Income realized by the Guarantor and its Subsidiaries (including the Borrower) during such immediately preceding calendar quarter (with any net loss counting as zero in such calculation).

(b)    Ratio of Total Liabilities to Tangible Net Worth.  The Guarantor and its Subsidiaries (including the Borrower) will maintain at all times the ratio of its Total Liabilities to Tangible Net Worth of not more than 3.50 to 1.00.”

Section 7.    Addition of New Section 5.7 to the Loan Agreement.  Article V of the Loan Agreement is hereby amended by adding the following new Section 5.7 immediately after existing Section 5.6:

“Section 5 ..7.    Deed of Trust Modification Agreements and Title Policy Endorsements related to the Second Amendment to Loan Agreement.  Within thirty (30) calendar days after the date of the Second Amendment to Loan Agreement and

Other Loan Documents, the Borrower will (a) execute and deliver to the Lender a Deed of Trust Modification Agreement in form and content acceptable to the Lender with respect to each existing Deed of Trust, which shall, among other things, amend each such Deed of Trust to expressly secure the Loan in the principal amount of $100,000,000, and (b) will cause the Title Company to issue to the Lender a Title Policy Endorsement in form and content acceptable to the Lender with respect to each Title Policy, pursuant to which the aggregate amount of title insurance provided under the Title Policies is increased to $100,000,000 and pursuant to which the Title Company expressly insures the lien of each existing Deed of Trust, as amended by the applicable Deed of Trust Modification Agreement, subject only to such exceptions as are approved by the Lender.”

Section 8.    Amendment to Section 8.1(1) of the Loan Agreement.  Section 8.1(1) of the Loan Agreement is hereby amended in its entirety to read as follows:

“(1)    the Borrower shall fail to comply with, or shall fail to cause the Guarantor to comply with, any of the covenants set forth in Section 5.2, Section 5.3, Section 5.4, Section 5.5, Section 5.6 or Section 5.7.”

Section 9.    Amendment to Section 8.1(x) of the Loan Agreement.  Section 8.1(x) of the Loan Agreement is hereby amended in its entirety to read as follows:

“(x)    an event of default (however described) shall occur under any loan agreement or related loan document ( other than under the Loan Agreement or under the Loan Documents) between the Borrower and the Lender (RFC Construction Funding Corp.), Residential Funding Corporation or any successor or assign thereof.”

Section 10.    Amendment to definition of “Applicable ABF Advance Rate” in the “Project Requirements” in Exhibit B to Loan Agreement.  The definition of “Applicable ABF Advance Rate” in the “Project Requirements “ in Exhibit B to the Loan Agreement is hereby amended in its entirety to read as follows:

““Applicable ABF Advance Rate” shall mean (i) with respect to a Unit in a Conventional Project, 80% of the Value of such Unit if such Unit is a Model Unit, a Spec Unit or a Sold Unit, or (ii) with respect to a Unit in a High Advance Rate Project, (A) 80% of the Value of such Unit if such Unit is a Model Unit or Spec Unit, or (B) 85% of the Value of such Unit if such Unit is a Sold Unit.”

Section 11.    Maximum Outstanding Principal Amount of Advances under the Loan under the Loan Agreement and under Loans under the Independent Project Commitment Amount.  Notwithstanding anything to the contrary in the Loan Agreement or in any other loan agreement related to any loan included in the Independent Project Commitment Amount, neither the Lender (RFC Construction Funding Corp.) nor Residential Funding

Corporation shall have any obligation to make any advance of the Loan under the Loan Agreement or to make any advance under any loan under the Independent Project Commitment Amount if, after giving effect to any such advance, the aggregate outstanding principal amount of advances under the Loan under the Loan Agreement and of the loans under the Independent Project Commitment Amount would exceed One Hundred Million Dollars ($100,000,000).

Section 12.    Amendment to Environmental Indemnity.  Recital A of the Environmental Indemnity is hereby amended to read in its entirety as follows:

“A.    Lender and Indemnitor have entered into a Loan Agreement dated as of September 25, 2000, as amended by a First Amendment to Loan Agreement dated as of July 13,2001 and by a Second Amendment to Loan Agreement and to Other Loan Documents dated as of March 28,2002 (as the same may be amended, supplemented or otherwise modified from time to time, including any other instruments executed and delivered in renewal, extension, rearrangement or otherwise in replacement of such Loan Agreement, the “Loan Agreement”), pursuant to which Lender has agreed to make a revolving acquisition, development and construction loan to Indemnitor in the principal amount of up to One Hundred Million Dollars ($100,000,000) (the “Loan”), which Loan is evidenced by that certain Revolving Promissory Note dated as of March 28,2002, made by Indemnitor to Lender (as the same may be amended, supplemented or otherwise modified from time to time, including any other instruments executed and delivered in renewal, extension, rearrangement or otherwise in replacement of such Revolving Promissory Note, the ‘Note’).”

Section 13.    Amendment to Assignment.  Recital A of the Assignment is hereby amended to read in its entirety as follows:

“A. Lender has agreed to make a revolving loan to Borrower in a principal amount of up to One Hundred Million Dollars ($100,000,000) (the “Loan”) pursuant to the terms of a Loan Agreement dated as of September 25, 2000, as amended by a First Amendment to Loan Agreement dated as of July 13,2001 and by a Second Amendment to Loan Agreement and to Other Loan Documents dated as of March 28, 2002 (as the same may be amended, supplemented or otherwise modified from time to time, including any other instruments executed or delivered in renewal, extension, rearrangement or otherwise in replacement of said Loan Agreement, the “Loan Agreement”), the proceeds of which Loan are available to the Borrower subject to the terms and conditions of the Loan Agreement.”

Section 14.    Conditions Precedent to Effectiveness of the Second Amendment.  This Second Amendment shall become effective when the Lender shall have received the following, each in form and content acceptable to the Lender in its sole discretion:

(a)    This Second Amendment, duly executed on behalf of the Borrower and duly consented to by the Guarantor;

(b)    A Revolving Promissory Note of the Borrower, payable to the order of the Lender in the original principal amount of $100,000,000, duly executed on behalf of the Borrower;

(c)    A First Amendment to Guaranty, duly executed on behalf of the Guarantor;

(d)    A copy of the resolutions adopted by the board of directors of the Borrower authorizing the Borrower to enter into this Second Amendment, the Note, the Deed of Trust Modification Agreements and any other documents or agreements contemplated by this Second Amendment, certified as true and correct and in full force and effect by the Secretary or other appropriate officer of the Borrower;

(e)    A copy of the resolutions adopted by the board of directors of the Guarantor authorizing the Guarantor to enter into the First Amendment to Guaranty and any other documents or agreements contemplated by this Second Amendment, certified as true and correct and in full force and effect by the Secretary or other appropriate officer of the Guarantor;

(f)    An opinion of counsel to Borrower and Guarantor in form and content acceptable to the Lender.

Section 15.    Representations and Warranties of Borrower.  The Borrower represents, warrants and agrees that: (i) there exists no Potential Default or Event of Default under the Loan Documents; (ii) the Loan Documents continue to be the legal, valid and binding agreements and obligations of the Borrower, enforceable in accordance with their terms, as modified herein; (iii) the Lender is not in default under any of the Loan Documents; (iv) the Borrower does not have any offset or defense to its performance or obligations under any of the Loan Documents; (v) the representations contained in the Loan Documents remain true and accurate in all respects; and (vi) there has been no Material Adverse Change from the date of any of the Loan Documents to the date of this First Amendment.

Section 16.    Effect on Documents.  Except as expressly modified by this Second Amendment, the Loan Agreement shall otherwise be unchanged and shall remain in full force and effect and the Borrower ratifies and reaffirms all of the obligations of the Borrower thereunder.

Section 17.    Execution in Counterparts.  This Second Amendment may be executed in any number of counterparts, each of which when so executed and delivered shall be an original, but all of which shall together constitute one and the same instrument.

IN WITNESS WHEREOF, the Borrower and the Lender have executed this Second Amendment as of the date first written above by and through their duly authorized representatives.

BORROWER:
WILLIAM LYON HOMES, INC., a California Corporation

By:	/s/ RICHARD S. ROBINSON
Richard S. Robinson Senior Vice President
And

By:	/s/ MICHAEL D. GRUBBS
Michael D. Grubbs Senior Vice President
LENDER:
RFC CONSTRUCTION FUNDING CORP., a Delaware corporation

By:	/s/ DONALD V. PIERCE
Donald V. Pierce Vice President

ACKNOWLEDGMENT

OF GUARANTOR

The undersigned, a guarantor of all of the debts, liabilities and obligations of William Lyon Homes, Inc., a California corporation (the “Borrower”) to RFC Construction Funding Corp., a Delaware corporation (the “Lender”) pursuant to its Guaranty Agreement dated as of September 25,2000, as amended by a First Amendment to Guaranty Agreement dated as of March 28,2002 (as the same may be amended or restated from time to time, the “Guaranty”), hereby (i) acknowledges receipt of the foregoing Second Amendment, (ii) consents to the terms of the foregoing Second Amendment, (iii) reaffirms its obligations to the Lender under the Guaranty, and (iv) acknowledges that the Lender and the Borrower may amend, restate, extend, renew, or otherwise modify the Loan Agreement (as defined in the foregoing Second Amendment or any other Loan Document (as defined in the foregoing Second Amendment), without notifying or obtaining the consent of the undersigned and without impairing the liability of the undersigned under its Guaranty.

GUARANTOR:
WILLIAM LYON HOMES, a Delaware Corporation

By:	/s/ RICHARD S. ROBINSON
Richard S. Robinson Senior Vice President
And

By:	/s/ MICHAEL D. GRUBBS
Michael D. Grubbs Senior Vice President